UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 4, 2008
Date of Report (Date of earliest event reported)

PCTEL, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-27115	77-0364943

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
471 Brighton Drive
Bloomingdale, IL 60108
(Address of Principal Executive Offices, including Zip Code)

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
     On January 4, 2008, PCTEL, Inc. (“PCTEL”) completed the sale of its Mobility Solutions Group to Smith Micro Software, Inc. (“Smith Micro”) in accordance with an Asset Purchase Agreement (the “Asset Purchase Agreement”) entered into between the two companies and publicly announced on December 10, 2007. Under the terms of the Asset Purchase Agreement, Smith Micro purchased substantially all of the assets of the Mobility Solutions Group for total consideration of $59.7 million in cash. In the transaction, PCTEL retained the accounts receivable, non customer-related accrued expenses and accounts payable of the division.
     Substantially all of the employees of the Mobility Solutions Group continued as employees of Smith Micro in connection with the completion of the acquisition. Biju Nair has departed PCTEL as its Vice President and General Manager of the Mobility Solutions Group to join Smith Micro as its Senior Vice President and General Manager in charge of Smith Micro’s Connectivity and Security business unit.
     In connection with the sale of the division, the corporate headquarters of PCTEL have moved to the company’s facilities in Bloomingdale, Illinois. The address at that location is 471 Brighton Drive, Bloomingdale, IL 60108. In addition, the corporate telephone number for PCTEL has changed to (630) 372-6800.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
     In conjunction with the completion of the sale of PCTEL’s Mobility Solutions Group to Smith Micro on January 4, 2008, Mr. Nair received a $100,000 cash incentive payment from PCTEL. In addition, a total of 36,010 shares of restricted common stock granted to Mr. Nair under PCTEL’s 1997 Stock Plan subject to vesting in 2008 were accelerated for the benefit of Mr. Nair (all other then unvested restricted stock grants terminated), and all stock options held by Mr. Nair for the purchase of common stock under PCTEL’s 1997 Stock Plan were amended to extend the exercise date of such options from 90 days to 120 days following the date of Mr. Nair’s departure from PCTEL.
Item 9.01 Financial Statements and Exhibits
(b) Pro forma financial information
     The following unaudited pro forma financial statements give effect to the Mobility Solutions Group sale in accordance with Article 11 of Regulation S-X and are based upon currently available information and certain assumptions management considered reasonable under the circumstances.
     The unaudited pro forma condensed balance sheet assumes the Mobility Solutions Group sale occurred as of September 30, 2007. Such pro forma financial statement information is based on the consolidated historical unaudited balance sheet data of PCTEL and the Mobility Solutions Group as of September 30, 2007. The unaudited pro forma balance sheet is not necessarily indicative of the results that would have been reported had the Mobility Solutions Group sale actually occurred on that date, nor is it necessarily indicative of PCTEL’s future financial position. The unaudited pro forma statements of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006 give effect to the Mobility Solutions sale as if the sale had occurred on January 1, 2006.
     The unaudited pro forma financial statements are based on and should be read in conjunction with, and are qualified in their entirety by, the historical consolidated financial statements and notes thereto of PCTEL.

PCTEL, INC.
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2007
(Unaudited)
(in thousands, except share data)

	Mobility Solutions
	As Reported	Adjustments		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$65,898	$59,700	a	$125,598
Accounts receivable, net of allowance for doubtful accounts	14,877			14,877
Inventories, net	8,802			8,802
Prepaid expenses and other current assets	2,030	(49	)b	1,981

Total current assets	91,607	59,651		151,258

PROPERTY AND EQUIPMENT, net	12,719	(789	)b	11,930
GOODWILL	17,641	(871	)b	16,770
OTHER INTANGIBLE ASSETS, net	4,774			4,774
OTHER ASSETS	1,091	(75	)b	1,016
DEFERRED TAX ASSETS, net		4,721	d	4,721

TOTAL ASSETS	$127,832	$62,637		$190,469

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,442			$2,442
Deferred revenue	1,074	(1,024	)b	50
Other accrued liabilities	5,920	1,934	b,c	7,854
Income Tax Liability	491	19,082	d	19,573
Short-term debt	1,092			1,092

Total current liabilities	11,019	19,992		30,011
Other long-term accrued liabilities	2,705	(241	)b	2,464

Total liabilities	13,724	19,751		33,475

STOCKHOLDERS’ EQUITY:
Common stock	22			22
Additional paid-in capital	164,020	922	d	164,942
Accumulated deficit	(49,996)	41,964	e	(8,032)
Accumulated other comprehensive income	62			62

Total stockholders’ equity	114,108	42,886		156,994

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$127,832	$62,637		$190,469

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements

PCTEL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS — PRO FORMA
FOR THE YEAR ENDED SEPTEMBER 30, 2007
(Unaudited)
(in thousands, except per share data)

	Mobility Solutions
	As Reported	Adjustments (f)	Pro Forma
REVENUES	$58,231	$7,490	$50,741
COST OF REVENUES	28,132	35	28,097

GROSS PROFIT	30,099	7,455	22,644
OPERATING EXPENSES:
Research and development	11,604	4,220	7,384
Sales and marketing	10,377	2,114	8,263
General and administrative	10,494	770	9,724
Amortization of intangible assets	1,580		1,580
Restructuring charges , net	1,922		1,922
Gain on sale of assets and related royalties	(750)		(750)

Total operating expenses	35,227	7,104	28,123
INCOME (LOSS) FROM OPERATIONS	(5,128)	351	(5,479)
OTHER INCOME, NET	2,621		2,621

INCOME (LOSS) BEFORE INCOME TAXES	(2,507)	351	(2,858)
PROVISION FOR INCOME TAXES	818	146	672

NET INCOME (LOSS)	($3,325)	205	($3,530)

Basic loss per share	($0.16)	$0.01	($0.17)
Shares used in computing basic loss per share	20,981	20,981	$20,981
Diluted loss per share	($0.16)	$0.01	($0.17)
Shares used in computing diluted loss per share	20,981	21,636	$20,981
The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements

PCTEL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS — PRO FORMA
FOR THE YEAR ENDED DECEMBER 31, 2006
(Unaudited)
(in thousands, except per share data)

	Mobility Solutions
	As Reported	Adjustments (f)	Pro Forma
REVENUES	$86,562	9,794	$76,768
COST OF REVENUES	39,990	61	39,929

GROSS PROFIT	46,572	9,733	36,839
OPERATING EXPENSES:
Research and development	13,762	4,596	9,166
Sales and marketing	13,287	2,289	10,998
General and administrative	14,127	1,052	13,075
Impairment of goodwill and intangible assets	20,349		20,349
Amortization of intangible assets	3,593		3,593
Restructuring charges , net	389		389
Gain on sale of assets and related royalties	(1,000)		(1,000)

Total operating expenses	64,507	7,937	56,570
INCOME (LOSS) FROM OPERATIONS	(17,935)	1,796	(19,731)
OTHER INCOME, NET	3,303		3,303

INCOME (LOSS) BEFORE INCOME TAXES	(14,632)	1,796	(16,428)
PROVISION (BENEFIT) FOR INCOME TAXES	(4,613)	762	(5,375)

NET INCOME (LOSS) FROM OPERATIONS	($10,019)	1,034	($11,053)

Basic loss per share	($0.48)	$0.05	($0.53)
Shares used in computing basic loss per share	20,810	20,810	$20,810
Diluted loss per share	($0.48)	$0.05	($0.53)
Shares used in computing diluted loss per share	20,810	21,512	$20,810
The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements

Notes to the Unaudited Pro Forma Financial Statements
The unaudited pro forma condensed balance sheet presented herein assumes the Mobility Solutions Group sale occurred as of September 30, 2007. Such pro forma information is based on the consolidated historical unaudited balance sheet of PCTEL, Inc. and Mobility Solutions as of September 30, 2007. The unaudited pro forma statement of operations for the nine months ended September 30, 2007 and for the year ended December 31, 2006 gives the effect to the sale of the Mobility Solutions Group as if the sale had occurred on January 1, 2006.
The unaudited pro forma financial statements are based on and should be read in conjunction with, and are qualified in their entirety by, the historical consolidated financial statements and notes thereto by PCTEL, Inc.
a.	To record cash proceeds received in the sale of the Mobility Solutions Group to Smith Micro.

b.	To record assets and liabilities transferred to Smith Micro or written off by PCTEL.

c.	To record accrued transaction related expenses of $2.0 million incurred by PCTEL.

d.	To record the estimated tax impact of the calculation, including income tax liability of $19.1 million, an increase in deferred tax assets of $4.7 million, and adjustment to additional paid in capital of $1.0 million. The actual income tax impact at January 4, 2008, will differ due to changes in the balance sheet between September 30, 2007 and January 4, 2008.

e.	Reflects the estimated gain on sale of the Mobility Solutions Group of $57.2 million, net of income tax expense of $15.3 million as if the transaction occurred as of September 30, 2007. The actual gain at January 4, 2008, will differ due to working capital adjustments in the balance sheet between September 30, 2007 and January 4, 2008.

f.	To record the discontinued operations of the Mobility Solutions Group.
(e) Exhibits
99.1	Press Release of PCTEL, Inc., dated January 4, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 10, 2008

PCTEL, INC.
By:	/s/ John W. Schoen
John W. Schoen, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of PCTEL, Inc. dated January 4, 2008